Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:                                                                                    MEDIA:
Chris Hall                                                                                           Karen Rugen
(717) 214-8834                                                                                   (717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS FIRST QUARTER FISCAL 2010 RESULTS

•	First Quarter Net Loss of .11 per Diluted Share Compared to Net Loss of $.20 per Diluted Share in Prior Year First Quarter

•	Adjusted EBITDA of $249.2 Million Compared to Adjusted EBITDA of $241.1 Million in Prior Year First Quarter

•	Achieves Net Cash Provided by Operations of $357.6 Million

•	Continued Significant Increase in Liquidity to $901.8 Million at Quarter End

•	Launched the Refinancing of a Major Portion of the Company’s September 2010 Debt Maturities

CAMP HILL, PA (June 24, 2009) – Rite Aid Corporation (NYSE: RAD) today reported revenues of $6.5 billion and a net loss of $98.4 million or $.11 per diluted share for its fiscal first quarter ended May 30, 2009.  Adjusted EBITDA was $249.2 million or 3.8 percent of revenues.

First Quarter Highlights

•	Adjusted EBITDA increased over first quarter last year and improved as a percent of sales.
•	Pharmacy same store sales increased a solid 1.6 percent with a 69.9 percent generic dispense rate, which negatively impacts sales.
•	The company generated positive cash flow from operations of $357.6 million compared to a net use of cash of $105.3 million in last year’s first quarter.
•	Significant progress in reducing selling, general and administration (SG&A) costs continued with SG&A as a percent of sales lower than the prior year first quarter.
•	FIFO inventory was $404.5 million lower year over year and $139.7 million lower than the fourth quarter.
•	Net cash from operations, including inventory reduction, and reduced capital expenditures contributed to availability of $901.8 million under the company’s revolving credit facility at quarter end.

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Rite Aid FY 2010 Q1 Press Release – page 2

“We are pleased with our first quarter results as we continued to build on the improvements we made in the last several quarters. We grew pharmacy sales, improved adjusted EBITDA by operating more efficiently and continued to take costs out of the business while at the same time our customer satisfaction ratings improved,” said Mary Sammons, Rite Aid Chairman and CEO.

“We are in a much stronger financial position today with the significant improvement in cash flow and liquidity we achieved in the first quarter and the progress we have made refinancing a major portion of our September 2010 debt maturities,” Sammons continued.  “The increase in liquidity gives us ample funds to execute our business plan and the extended maturities give us more time for our initiatives to continue to improve our performance.  We are not just changing our business to weather the current economic storm.  We are changing the way we operate for the long term.”

First Quarter Summary

Revenues for the 13-week first quarter were $6.5 billion versus revenues of $6.6 billion in the prior year first quarter.  Revenues declined 1.2 percent, primarily as a result of store closings.

Same store sales for the quarter increased 0.6 percent over the prior year 13-week period, consisting of a 1.6 percent decrease in the front end and a 1.6 percent increase in the pharmacy.  Pharmacy sales included an approximate 448 basis point negative impact from new generic introductions.  The number of prescriptions filled increased 2.2 percent. Prescription sales accounted for 68.2 percent of total drugstore sales, and third party prescription revenue was 96.3 percent of pharmacy sales.

Excluding the acquired Brooks Eckerd stores, same store sales for the 13-week first quarter increased 1.5 percent over the prior-year period with front end decreasing 1.4 percent and pharmacy growing 3.1 percent.

At the former Brooks Eckerd stores, same store sales for the 13-week first quarter decreased 1.3 percent over the prior-year period with front end decreasing 2.0 percent and pharmacy decreasing 1.1 percent.

Net loss for the first quarter was $98.4 million or $.11 per diluted share compared to last year’s first quarter net loss of $156.6 million or $.20 per diluted share.  Contributing to this quarter’s net loss was a $67.0 million non-cash charge related to store closings partially offset by a $20.0 million gain on asset sales, including prescription files.

Adjusted EBITDA was $249.2 million or 3.8 percent of revenues for the first quarter compared to $241.1 million or 3.7 percent of revenues for the like period last year.  The $8.1 million increase is primarily due to a reduction in selling, general and administrative (SG&A) expense, including store labor and other field controllable expenses which more than offset an 18 basis point decline in total gross margin.  As previously disclosed, adjusted EBITDA  for the prior year first quarter reflects a $4.7 million reclassification of accounts receivable securitization fees as interest expense to make it comparable to the current period.

In the first quarter, the company opened 10 stores, relocated 17 stores, remodeled 3 stores and closed 86 stores.  Stores in operation at the end of the first quarter totaled 4,825.

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Rite Aid FY 2010 Q1 Press Release – page 3

Refinancing Launched in First Quarter Partially Completed

As previously announced, the company has completed the refinancing of a portion of its September 2010 debt maturities as part of a comprehensive refinancing plan launched in the first quarter.  The company said it has completed the refinancing of its $145 million Tranche 1 Term Loan and partially completed the refinancing if its $1.75 billion senior secured revolving credit facility with new facilities that include a $525 million term loan due June 2015 and $410 million of 9.750% Senior Secured Notes due June 2016. Additionally, the company said it has received commitments for $960 million of its proposed new $1.0 billion senior secured revolving credit facility due September 2012, which will be used to refinance the remainder of its existing revolving credit facility.

Company Updates Net Loss to Include Refinancing Interest Expense; Reaffirms Guidance for Sales, Adjusted EBITDA and Capital Expenditures

As a result of the refinancing, the company said fiscal 2010 interest expense guidance will increase by $55 million which, as previously announced, was not included in its fiscal 2010 net loss guidance.  As a result of the higher interest expense, the company expects net loss for fiscal 2010 to be between $265 million and $490 million or a loss per diluted share of $.33 to $.59. The company reaffirmed its fiscal 2010 guidance for sales, adjusted EBITDA and capital expenditures.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com  in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on June 26.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 13051579.

Rite Aid Corporation is one of the nation’s leading drugstore chains with more than 4,800 stores in 31 states and the District of Columbia and fiscal 2009 annual revenues of more than $26.3 billion.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness and our ability to refinance our indebtedness on terms favorable to us; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions and inflation and interest rate movements and access to capital; our ability to improve the operating performance of our stores in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, including positive same store sales growth for Brooks Eckerd and cost savings; our ability to hire and retain pharmacists and other store personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and

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Rite Aid FY 2010 Q1 Press Release – page 4

investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations; the outcome of lawsuits and governmental investigations; the timing and effects of  our proposed reverse stock split; including our continuing ability to complete sale and leaseback transactions. Consequently, all of the forward-looking statements made in this press release, including our guidance, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investment, and other non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to our investors and enable investors to better compare our operating performance with the operating performance of our competitors.

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	May 30, 2009	February 28, 2009
ASSETS
Current assets:
Cash and cash equivalents	$136,459	$152,035
Accounts receivable, net	609,954	526,742
Inventories, net of LIFO reserve of $761,237 and $746,467	3,355,006	3,509,494
Prepaid expenses and other current assets	84,768	176,661
Total current assets	4,186,187	4,364,932
Property, plant and equipment, net	2,507,409	2,587,356
Other intangibles, net	964,632	1,017,011
Other assets	360,952	357,241
Total assets	$8,019,180	$8,326,540

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$50,431	$40,683
Accounts payable	1,259,833	1,256,982
Accrued salaries, wages and other current liabilities	1,083,337	1,004,762
Total current liabilities	2,393,601	2,302,427
Long-term debt, less current maturities	5,486,791	5,801,230
Lease financing obligations, less current maturities	154,102	169,796
Other noncurrent liabilities	1,275,317	1,252,739
Total liabilities	9,309,811	9,526,192

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	143,498	143,498
Common stock	885,816	886,113
Additional paid-in capital	4,271,910	4,265,211
Accumulated deficit	(6,551,131)	(6,452,696)
Accumulated other comprehensive loss	(40,725)	(41,779)
Total stockholders' deficit	(1,290,631)	(1,199,652)
Total liabilities and stockholders' deficit	$8,019,180	$8,326,540

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended May 30, 2009	Thirteen Weeks ended May 31, 2008
Revenues	$6,531,178	$6,612,856
Costs and expenses:
Cost of goods sold	4,757,112	4,804,610
Selling, general and administrative expenses	1,710,672	1,792,974
Lease termination and impairment charges	66,986	36,262
Interest expense	109,478	118,240
Loss on debt modifications and retirements, net	-	3,708
(Gain) loss on sale of assets, net	(19,951)	5,340

	6,624,297	6,761,134

Loss from continuing operations before income taxes	(93,119)	(148,278)
Income tax expense	5,327	4,993

Net loss from continuing operations	(98,446)	(153,271)

Loss from discontinued operations	-	(3,369)

Net loss	$(98,446)	$(156,640)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(98,446)	$(156,640)
Accretion of redeemable preferred stock	(25)	(25)
Cumulative preferred stock dividends	-	(6,122)
Loss attributable to common stockholders - basic and diluted	$(98,471)	$(162,787)

Basic and diluted weighted average shares	879,633	823,086

Basic and diluted loss per share	$(0.11)	$(0.20)

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW  INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended May 30, 2009	Thirteen Weeks ended May 31, 2008

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,531,178	$6,612,856
Cost of goods sold	4,757,112	4,804,610
Gross profit	1,774,066	1,808,246
LIFO charge	14,770	15,094
FIFO gross profit	1,788,836	1,823,340

Gross profit as a percentage of revenues	27.16%	27.34%
LIFO charge as a percentage of revenues	0.23%	0.23%
FIFO gross profit as a percentage of revenues	27.39%	27.57%

Selling, general and administrative expenses	1,710,672	1,792,974
Selling, general and administrative expenses as a percentage of revenues	26.19%	27.11%

Cash interest expense	101,823	112,898
Non-cash interest expense	7,655	5,342
Total interest expense	109,478	118,240
Securitization costs (included in SG&A)	14,445	4,663
Total interest expense and securitization costs	123,923	122,903

Adjusted EBITDA	249,196	241,092
Adjusted EBITDA as a percentage of revenues	3.82%	3.65%

Net loss	(98,446)	(156,640)
Net loss as a percentage of revenues	-1.51%	-2.37%

Total debt	5,691,324	6,180,664
Accounts receivable securitization facility	519,449	505,000
Total debt including accounts receivable facility	6,210,773	6,685,664

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	42,304	149,876
Intangible assets acquired	1,965	36,122
Total cash capital expenditures	44,269	185,998
Equipment received for noncash consideration	819	2,001
Equipment financed under capital leases	152	1,231
Gross capital expenditures	$45,240	$189,230

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended May 30, 2009	Thirteen Weeks ended May 31, 2008

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(98,446)	$(156,640)
Adjustments:
Interest expense and securitization costs (a)	123,923	122,903
Income tax expense	5,327	4,993
Depreciation and amortization	138,238	145,041
LIFO charges (b)	14,770	15,094
Lease termination and impairment charges	66,986	36,262
Stock-based compensation expense	6,417	8,679
(Gain) loss on sale of assets, net	(19,951)	5,388
Loss on debt modifications and retirements, net	-	3,708
Incremental acquisition costs (c)	-	44,491
Closed store liquidation expense (d)	5,979	4,860
Severance costs	3,996	-
Other	1,957	6,313
Adjusted EBITDA (a)	$249,196	$241,092
Percent of revenues	3.82%	3.65%

Results of discontinued operations (e)	-	1,882
Adjusted EBITDA from continuing operations	$249,196	$242,974

Notes:

(a)	Securitization costs of $4,663 for the thirteen weeks ended May 31, 2008 have been excluded from Adjusted EBITDA

(b)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(c)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(d)	Represents costs to liquidate inventory at stores that are in the process of closing.

(e)	Represents losses from our disposed Las Vegas market that are included in prior year's Adjusted EBITDA.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen Weeks ended May 30, 2009	Thirteen Weeks ended May 31, 2008

OPERATING ACTIVITIES:
Net loss	$(98,446)	$(156,640)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	138,238	145,041
Lease termination and impairment charges	66,986	36,262
LIFO charges	14,770	15,094
(Gain) loss on sale of assets, net	(19,951)	5,388
Stock-based compensation expense	6,417	8,679
Loss on debt modifications and retirements, net	-	3,708
Proceeds from insured loss	1,317	-
Changes in operating assets and liabilities:
Net (repayments to) proceeds from accounts receivable securitization	(30,000)	70,000
Accounts receivable	(54,282)	(48,842)
Inventories	137,975	(51,103)
Accounts payable	53,166	(116,929)
Other assets and liabilities, net	141,408	(15,986)
Net cash provided by (used in) operating activities	357,598	(105,328)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(42,304)	(149,876)
Intangible assets acquired	(1,965)	(36,122)
Expenditures for business acquisition	-	(112)
Proceeds from sale-leaseback transactions	-	87,620
Proceeds from dispositions of assets and investments	28,820	4,676
Net cash used in investing activities	(15,449)	(93,814)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	158,000
Net (payments to) proceeds from revolver	(303,000)	186,000
Principal payments on long-term debt	(7,492)	(154,965)
Proceeds from financing secured by owned property	-	11,132
Change in zero balance cash accounts	(47,233)	5,542
Net proceeds from the issuance of common stock	-	1,117
Payments for preferred stock dividends	-	(1,657)
Financing costs paid	-	(9,600)
Net cash (used in) provided by financing activities	(357,725)	195,569
Decrease in cash and cash equivalents	(15,576)	(3,573)
Cash and cash equivalents, beginning of period	152,035	155,762
Cash and cash equivalents, end of period	$136,459	$152,189

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 27, 2010
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$26,300,000	$26,700,000

Same store sales	0.50%	2.50%

Gross capital expenditures	$250,000	$250,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(490,000)	$(265,000)
Adjustments:
Interest expense and securitization costs	585,000	570,000
Income tax expense	17,000	16,000
Depreciation and amortization	565,000	545,000
LIFO charge	70,000	50,000
Store closing, liquidation, and impairment charges	242,000	204,000
Stock-based compensation expense	25,000	20,000
Other	11,000	(15,000)
Adjusted EBITDA	$1,025,000	$1,125,000

Diluted loss per share	$(0.59)	$(0.33)